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                                                                   EXHIBIT 23(c)




                            DeGolyer and MacNaughton
                               One Energy Square
                              Dallas, Texas  75206

                                  May 20, 1994





Pennzoil Company
Pennzoil Place
P.O. Box 2967
Houston, Texas  77252-2967

Gentlemen:

                 We hereby consent to the incorporation by reference in Pennzoil Company's Registration Statement on Form S-8 of our letter report dated February 4, 1994, addressed to Pennzoil Sulphur Company, which details estimates of sulphur reserves as of January 1, 1994, and which was included, as
Exhibit 27(b) to Pennzoil Company's Annual Report on Form 10-K for the year ended December 31, 1993, and the data extracted from our report and the references to our firm appearing in "Item 1. Business and Item 2. Properties" under the caption "Sulphur - Reserves, Production and Sales Information" of such Annual Report on Form 10-K; provided, however, our letter report was prepared as of January 1, 1994 and we have not undertaken any review, nor are we aware of whether there might be subsequent events that would affect the accuracy of our letter report as of the date of this consent.



                                           Very truly yours,

                                           DeGOLYER and MacNAUGHTON